UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2025
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On May 20, 2025, as detailed below under Item 5.07, the stockholders of IPG Photonics Corporation (the "Company") at the annual meeting of stockholders (the “Annual Meeting”) voted to approve the adoption of the IPG Photonics Corporation 2025 Incentive Compensation Plan (the “2025 Plan”). As more fully described in the Company’s proxy statement relating to the Annual Meeting, the Board of Directors (the "Board") of the Company adopted the 2025 Plan on March 28, 2025, subject to the approval of the Company’s stockholders at the Annual Meeting. Upon approval by the Company’s stockholders at the Annual Meeting and the filing of a registration statement on Form S-8 on May 20, 2025, the 2025 Plan became effective and replaced the Company’s 2006 Incentive Compensation Plan, as amended and restated effective May 23, 2023 (the "2006 Plan").

The 2025 Plan enables the Company to continue to make stock-based and non-stock awards to its employees, non-employee directors and independent contractors. The 2025 Plan provides for the grant of: (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) stock units; (vi) performance shares; (vii) performance units; (viii) cash awards; or (ix) any combination of the foregoing.

The 2025 Plan provides for issuance of 2,100,000 newly authorized shares, less one share of common stock for every share of common stock subject to an award granted under the 2006 Plan after March 10, 2025. The shares may, at the election of the Company, be authorized but unissued shares, shares of issued stock held in the Company’s treasury, or a combination of each.

Generally, shares underlying an award under the 2006 Plan and 2025 Plan that expire without being exercised, or are forfeited, canceled or otherwise terminated without a distribution to a participant of shares, cash, or other benefit in lieu of shares or that are withheld by, or otherwise remitted to, the Company to satisfy a participant's tax withholding obligations with respect to awards other than stock options or stock appreciation rights, will again be available for issuance under the 2025 Plan.

A summary of the 2025 Plan is included under Proposal 3 in the Company’s proxy statement relating to the Annual Meeting. The foregoing summary is qualified in its entirety by reference to the complete copy of the 2025 Plan, a copy of which is filed as Exhibit 10.1 attached hereto, the terms of which are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 20, 2025. Below are the final voting results for the Annual Meeting:

1.    Election of ten Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory Beecher	38,083,422	327,986	24,823	1,951,947
Jeanmarie Desmond	38,150,622	250,988	34,621	1,951,947
Gregory Dougherty	37,946,204	453,321	36,706	1,951,947
Mark Gitin, Ph.D.	38,205,190	207,884	23,157	1,951,947
Kolleen Kennedy	37,828,411	581,160	26,660	1,951,947
Eric Meurice	38,024,883	386,353	24,995	1,951,947
Natalia Pavlova	37,919,877	493,645	22,709	1,951,947
John Peeler	37,708,378	703,136	24,717	1,951,947
Eugene Scherbakov, Ph.D.	38,174,936	237,225	24,070	1,951,947
Agnes Tang	38,211,704	199,973	24,554	1,951,947

2.    Advisory vote to approve our executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,884,565	1,519,754	31,912	1,951,947

3.    To adopt the IPG Photonics Corporation 2025 Incentive Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,563,544	843,822	28,865	1,951,947

4.    Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2025

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,754,204	589,764	44,210	—

Item 8.01. Other Events

Following the Annual Meeting, the Board reduced the size of the Board from eleven members to ten members effective immediately.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Exhibit Description
Exhibit 10.1†	2025 Incentive Compensation Plan effective May 20, 2025.
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.
† Identifies management contract or compensatory plans or arrangements required to be filed as an exhibit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

May 21, 2025	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary